Filed Pursuant to Rule 424(b)(3)

Registration No. 333-283873

PROSPECTUS SUPPLEMENT NO. 1

(to prospectus dated September 1, 2025)

Eshallgo Inc

Issuance of up to 6,332,801 Class A Ordinary Shares Underlying Convertible Debentures (including 2,759,163 Class A Ordinary Shares that have been issued pursuant to the partial conversion of the Convertible Debentures)

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated September 1, 2025 (the “Prospectus”), which forms part of our registration statement on Form F-1 (No. 333-283873) with the information contained in our Current Report on Form 6-K, filed with the Securities and Exchange Commission (the “SEC”) on October 17, 2025 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement and relate to the offer and sale, from time to time, of up to 6,332,801 Class A Ordinary Shares (the “Resale Shares”) of Eshallgo Inc (the “Company”), including the 2,759,163 Class A Ordinary Shares that were issued to the selling shareholder (the “Selling Shareholder”) named in the section of the Prospectus entitled “Selling Shareholder,” as a result of the partial conversion of the Convertible Debentures (the “Issued Shares”). The Resale Shares are issuable upon conversion of amounts outstanding (including principal and accrued interest thereon) under convertible debentures (the “Convertible Debentures” and each, a “Debenture”) issued pursuant to a securities purchase agreement that we entered into with an accredited investor on November 29, 2024 (the “Securities Purchase Agreement”). Under a Securities Purchase Agreement, (i) $1,500,000 in principal amount of Convertible Debentures were issued upon the signing of the Securities Purchase Agreement, (ii) 2,000,000 in principal amount of Convertible Debentures were issued upon the filing of the registration statement of which the Prospectus and this prospectus supplement forms a part (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) registering the resale of the conversion shares by the Selling Shareholder, and (iii) 1,500,000 in principal amount of Convertible Debentures are issuable on or about the date the Registration Statement has first been declared effective by the SEC. The Convertible Debentures may be converted into more than the 6,332,801 Resale Shares being offered by the Prospectus and this prospectus supplement, and if any portion of the Convertible Debentures are converted into Class A Ordinary Shares that are not being offered by the Prospectus and this prospectus supplement, such Class A Ordinary Shares will be restricted securities and may not be resold unless registered under the Securities Act of 1933, as amended, or such resale is exempt from such registration.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. Terms used in this prospectus supplement but not defined herein shall have the meanings given to such terms in the Prospectus.

We are not selling any Class A Ordinary Shares in this offering, and we will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholder.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “EHGO”. On October 20, 2025, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $0.580 per share, and on October 20, 2025, we had 23,838,163 class A ordinary shares of a par value of US$0.0001 each (the “Class A Ordinary Shares”) including 2,759,163 Issued Shares and 5,856,000 class B Ordinary Shares of a par value of US$0.0001 each (the “Class B Ordinary Shares”) issued and outstanding.

The Selling Shareholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

The Prospectus and this prospectus supplement provide a general description of the securities being offered. You should read the prospectus and the registration statement of which it forms a part before you invest in any securities.

Our issued and outstanding share capital is a dual class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company and each Class B Ordinary Share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at general meetings of the Company. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof, but Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a shell company issuer that operates through its subsidiaries and variable interest entities (“VIEs”).

Unless otherwise stated, as used in the Prospectus and this prospectus supplement, the terms “Eshallgo,” “we,” “us,” “our Company,” and the “Company” refer to Eshallgo Inc, an exempted company with limited liability incorporated under the laws of Cayman Islands; “PRC subsidiary,” “Eshallgo WFOE” or “WFOE” refer to Shanghai Eshallgo Enterprise Development (Group) Co., Ltd, a limited liability company organized under the laws of the PRC and our indirect wholly owned subsidiary; the term “consolidated VIEs” or “VIEs” refer to Junzhang Shanghai and Junzhang Beijing, and 19 individually-owned businesses organized under the laws of the PRC.

We are incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations in China through the variable interest entities, Junzhang Digital Technology (Beijing) Co., Ltd. and Junzhang Digital Technology (Shanghai) Co., Ltd., or Junzhang Beijing and Junzhang Shanghai. This is an offering of the Class A Ordinary Shares of the offshore holding company. You are not investing in Junzhang Beijing or Junzhang Shanghai, the VIEs. Neither we nor our subsidiaries own any share in, Junzhang Beijing and Junzhang Shanghai. Instead, we receive the economic benefits of, Junzhang Beijing or Junzhang Shanghai’s business operation through a series of contractual agreements, or the VIE Agreements, which have not been tested in court. As a result of our indirect ownership in the WFOE and the VIE Agreements, we are regarded as the primary beneficiary of the VIE. The VIE structure provides contractual exposure to foreign investment in Chinese-based companies where Chinese law prohibits direct foreign investment in the operating companies and investors directly holding equity interests in the Chinese operating entities. However, as of the date of this The Prospectus and this prospectus supplement, the VIE agreements have not been tested in a court of law. We and our investors do not have an equity ownership in, direct foreign investment in, or control through such ownership/investment of the VIEs. Therefore, the VIE agreements do not give us the same controlling power as if we had equity ownership in the VIE. In August and December 2021, Eshallgo WFOE, which is our PRC subsidiary, Junzhang Shanghai and Junzhang Beijing, and shareholders of Junzhang Shanghai and Junzhang Beijing entered into a series of contractual agreements (the “VIE Agreements”) that established the VIE structure. We have evaluated the guidance in FASB ASC 810 and determined that Eshallgo WFOE is the primary beneficiary of Junzhang Shanghai and Junzhang Beijing and their subsidiaries, for accounting purposes, because, pursuant to the VIE Agreements, the VIE shall pay service fees equal to all of its net income to Eshallgo WFOE, while Eshallgo WFOE has the power to direct the activities of the VIEs that can significantly impact the VIEs’ economic performance and is obligated to absorb all of losses of the VIEs. Such contractual arrangements are designed so that the operations of the VIEs are solely for the benefit of Eshallgo WFOE and, ultimately, Eshallgo. Eshallgo has indirect ownership in 100% of the equity in Eshallgo WFOE. Accordingly, under U.S. GAAP, we treat the VIE and its subsidiaries as consolidated affiliated entities and have consolidated their financial results in our financial statements. Junzhang Shanghai, Junzhang Beijing and their subsidiaries are based in China and are engaged in value-added telecommunication services. Due to PRC legal restrictions on foreign ownership in the value-added telecommunication services, we do not own any equity interest in the VIEs. For a detailed description of the VIE Agreements, see “Prospectus Summary – Corporate Structure” on page 3 of the Prospectus.

You are investing in Eshallgo Inc, our holding company incorporated in Cayman Islands, and you are not investing in Junzhang Digital Technology (Shanghai) Co., Ltd. and Junzhang Digital Technology (Beijing) Co., Ltd., the VIEs, in China. Our subsidiaries and the VIEs conduct operations in China, and the VIEs are consolidated for accounting purposes but are not entities in which you will own equity, and our holding company does not conduct operations. Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in the VIEs or the PRC operating entities under the VIEs, but rather purchasing equity solely in Eshallgo Inc, our Cayman Islands holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States. See “Risk Factors – Risks Related to Doing Business in the PRC – PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Rules and regulations in China may change quickly with little advance notice. Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us” on page 24 and “You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the Prospectus based on foreign laws” on page 24 of the 2025 Annual Report.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. The VIE Agreements have not been tested in a court of law and may not be effective in providing control over the VIEs, and we are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC regarding the VIEs and the VIE structure. We may also be subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. If the Chinese regulatory authorities disallow this VIE structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our Class A Ordinary Shares, which could cause the value of such securities to significantly decline or become worthless. For a detailed description of the risks relating to the VIE structure, doing business in the PRC, and the offering as a result of the structure. See “Risk Factors – Risks Related to Our Corporate Structure and Operation” and “Risk Factors - Risks Related to Doing Business in the PRC” Of the 2025 Annual Report.

Additionally, we are subject to certain legal and operational risks associated with the VIEs’ operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIEs’ operations, significant depreciation of the value of our Class A Ordinary Shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. As of the date of this prospectus supplement, neither we nor the VIEs have been involved in any investigations or received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. It is the opinion of our PRC counsel, Beijing DOCVIT Law Firm, that we will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” pursuant to the Cybersecurity Review Measures, which became effective on February 15, 2022 because (1) we currently do not have over one million users’ personal information; (2) we do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and VIEs, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries, or the VIEs to obtain regulatory approval from Chinese authorities before listing in the U.S.

On February 17, 2023, the China Securities Regulation Commission (“CSRC”) published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. On the same day, the CSRC also promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which became effective on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions (collectively, the “Guidance Rules and Notice”) on the CSRC’s official website. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Overseas Listing Trial Measures. Therefore, we are required to submit a filing with the CSRC within three business days after the completion of an offering made pursuant to this prospectus supplement and may be subject to the filing requirements under the Overseas Listing Trial Measures for our future offerings and listing of our securities in an overseas market under the Overseas Listing Trial Measures. If we fail to complete such filing with the CSRC in compliance with the Overseas Listing Trial Measures, the CSRC may order rectification, issue warnings, or impose a fine ranging from RMB1 million to RMB10 million on our PRC subsidiary designated to complete such filing and the directly responsible persons will be warned and fined between RMB500,000 and RMB5 million. The New Overseas Listing Rules laid out the regulatory filing requirements for both direct and indirect overseas listings and clarify the determination criteria for indirect overseas listing in overseas markets. Our PRC legal counsel, Beijing DOCVIT Law Firm, has advised us that we are required to make the CSRC filing procedure in relation to this offering, and we have completed the CSRC filing for this offering on January 7, 2025.

We have been closely monitoring regulatory developments in PRC regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As advised by our PRC counsel, Beijing DOCVIT Law Firm, as of the date of this prospectus supplement, although we are required to complete certain filing procedure in connection with our offering (including this offering and any subsequent offering) under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain approval or permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. However, since these statements and regulatory actions are newly published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. If we do not receive or maintain such approval (should the approval is required in the future by the PRC government), or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in the PRC” on page 24 of the 2025 Annual Report.

Eshallgo Inc is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds. Our subsidiary in Hong Kong is also permitted under the laws of Hong Kong SAR to provide funding to Eshallgo Inc through dividend distribution without restrictions on the amount of the funds. Current PRC regulations permit EShallGo WOFE to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus supplement, our Company, our subsidiaries, and the VIEs have not distributed any earnings or settled any amounts owed under the VIE Agreements. Our Company, our subsidiaries, and the VIEs do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus supplement, none of our subsidiaries or VIEs have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will depend on receipt of funds from our PRC subsidiary and from the VIEs to our PRC subsidiary in accordance with the VIE Agreements. See “Prospectus Summary - Transfers of Cash to and from the VIEs” of the Prospectus.

The structure of cash flows within our organization, and as summary of the applicable regulations, is as follows:

1. Our equity structure adopt both a direct holding structure and contractual structure. Eshallgo Inc, or Eshallgo, directly controls Shanghai Eshallgo Enterprise Development (Group) co., Ltd., or Eshallgo WFOE or the WFOE, and Hong Kong company, Junzhang Monarch Limited, or Eshallgo HK. Eshallgo WFOE is the primary beneficiary of Junzhang Shanghai and Junzhang Beijing through a series of contractual agreements, under which Eshallgo WFOE has the exclusive right to provide to Junzhang Beijing or Junzhang Shanghai consulting, technical or other services and their respective intellectual property rights in exchange for payments. See “Prospectus Summary – Corporate Structure” on page 3 of the Prospectus.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Eshallgo at the close of this offering, the funds can be directly transferred to Eshallgo HK, and then transferred to subordinate operating entities through the WFOE. Within our contractual structure, the transfer of funds between the WFOE and VIEs are also legal and compliant with the laws and regulations of the PRC.

If the Company intends to distribute dividends, the VIEs will transfer the dividends to Eshallgo WOFE, which then will transfer the dividends to Eshallgo HK in accordance with the laws and regulations of the PRC, and then Eshallgo HK will transfer the dividends to Eshallgo, and the dividends will be distributed from Eshallgo to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. In the reporting periods presented in this supplement, no cash and other asset transfers have occurred among the Company, its subsidiaries and the VIEs; and no dividends or distributions of a VIE have been made to the Company to date between the holding company and its subsidiaries, or to investors. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its operations. As a result, we do not expect to pay any cash dividends. Furthermore, besides the potential tax consequences mentioned below, although we do not anticipate any difficulties or limitations on our ability to transfer cash between the holding company and the subsidiaries, or between the VIEs and the subsidiaries in the future, we have not installed any cash management policies that dictate how funds are transferred between the holding company, the subsidiaries and the VIEs. To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, our subsidiaries, or the consolidated VIEs by the PRC government to transfer cash. See “Prospectus Summary – Transfers of Cash to and from the VIEs and Subsidiaries” on page 7 of the Prospectus, “Summary of Risk Factors - Risks Related to Our Corporate Structure and Operation” on page 25 of the 2025 Annual Report, and “Risk Factors - Risks Related to Our Corporate Structure and Operation – We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares” on page 25 of the 2025 Annual Report.

4. Our PRC subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Summary of Financial Position and Cash Flows of Eshallgo Inc, its VIEs and the VIE subsidiaries” on page 8 of the 2025 Annual Report, the financial statement beginning on F-1, and “Dividend Policy” on page 39 of the Prospectus.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, the Public Company Accounting Oversight Board United States, or the PCAOB, issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the People’s Republic of China, or the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB recently, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the HFCAA if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Our predecessor auditor, Marcum Asia CPAs, LLP, or Marcum Asia, and our current auditor, YCM CPA INC., are not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. Our predecessor auditors are based in Manhattan, New York and our current auditor is based in Irvine, California, and have been inspected by the PCAOB on a regular basis, and therefore not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. See “Risk Factors — Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 25 of the Prospectus.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” of the Prospectus for additional information.

Investing in our Class A Ordinary Shares involves high degree of risks. You should read carefully the discussion of material risks of investing in our Ordinary Shares. See “Risk Factors” beginning on page 29 of the 2025 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus supplement dated October 21, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of October 2025

Commission File Number: 001-42154

ESHALLGO INC

No. 37, Haiyi Villa, Lane 97, Songlin Road

Pudong New District

Shanghai, China 200120

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F ☒ Form 40-F ☐

As previously disclosed in the Reports on Form 6-K filed by ESHALLGO INC (the “Company”) with the United States Securities Exchange Commission on November 29, 2024, December 23, 2024, and January 3, 2025, pursuant to a securities purchase agreement, dated November 29, 2024, the Company issued certain convertible notes in an aggregate principal amount of $5,000,000 (the “Convertible Debenture”).

On October 17, 2025, the Company entered into a letter agreement (the “Letter Agreement”) with the holder of the Convertible Debenture to amend the “Floor Price” of the Convertible Debenture to $0.40 per share.

The form of the Letter Agreement is filed as Exhibits 10.1 to this Report on Form 6-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Letter Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Letter Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESHALLGO INC

Date: October 17, 2025	By:	/s/ Qiwei Miao
		Name:	Qiwei Miao
		Title:	Chief Financial Officer

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